Farmland Partners Inc. Reports Full Year 2023 Results

Completed Nearly $200 million of Asset Sales, Demonstrating Gains, and Returning Capital to Shareholders

DENVER, February 28, 2024 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the year ended December 31, 2023.

Selected Fiscal Year 2023 Highlights

During the year ended December 31, 2023, the Company:

●	recorded net income of $31.7 million, or $0.55 per share available to common stockholders, compared to $12.0 million, or $0.16 per share available to common stockholders for the same period in 2022;
●	recorded AFFO of $8.1 million, or $0.16 per share, compared to $15.8 million, or $0.30 per share, for the same period in 2022;
●	completed dispositions of 74 properties for approximately $195.5 million in aggregate consideration, recognized an aggregate gain on sale of approximately $36.1 million, and deferred an additional net gain on sale of $2.1 million in connection with dispositions of certain properties with seller financing;
●	declared a one-time special dividend of $0.21 per share of common stock and Class A Common OP Unit in December 2023 which was paid in January 2024;
●	completed acquisitions of four properties for total consideration of $22.2 million;
●	repurchased 6,551,087 shares of its common stock at a weighted average price of $11.00 per share;
●	decreased indebtedness by $76.4 million, from $439.5 million of total debt outstanding at December 31, 2022, or 40% of net real estate value, to $363.1 million at December 31, 2023, or 38% of net real estate value;
●	increased liquidity to $206.6 million as of December 31, 2023, compared to $176.7 million as of December 31, 2022; and
●	renewed fixed cash farm leases expiring in 2023, which represented approximately 14% of total revenue for 2023, at average rent increases of approximately 20%.

CEO Comments

Luca Fabbri, President and Chief Executive Officer: “Against a backdrop of uncertainty and poor performance in many real estate sectors, in 2023 farmland has yet again demonstrated its strength and stability thanks to its very different fundamentals. We have been able to renew our expiring leases with an average rent increase of approximately 20%, as a testimony of the strength of the farm economy and our tenant base. Our strategy has been to demonstrate concretely the value embedded in our portfolio, selectively disposing of assets and using proceeds to buy back stock at prices we believe to be significantly below fair value per share, reduce leverage, acquire other farms with better long term value generation potential, and distribute a special dividend to our shareholders. The vast majority of our asset sales, and related gains, occurred on farms outside the core of the Corn Belt region, which is the most valuable  part of our farmland portfolio.  In 2024 we plan to continue to look for opportunities to selectively pruning our portfolio, albeit likely at a smaller scale, and further reduce our overhead expenses.”

Financial and Operating Results

●	The table below shows financial and operating results for the years ended December 31, 2023 and 2022.

(in thousands)	For the years ended December 31,
Financial Results:	2023	2022	Change
Net Income	$31,681	$11,960	164.9%
Net income per share available to common stockholders (1)	$0.55	$0.16	243.8%
AFFO	$8,140	$15,761	(48.4)%
AFFO per weighted average common shares	$0.16	$0.30	(46.7)%
Adjusted EBITDAre	$33,403	$34,759	(3.9)%

Operating Results:
Total Operating Revenues	$57,466	$61,210	(6.1)%
Net Operating Income (NOI)	$44,052	$47,054	(6.4)%

NM = Not Meaningful

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Annual Report on Form 10-K for the year ended December 31, 2023, when filed, for more information.

●	See “Non-GAAP Financial Measures” for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the year ended December 31, 2023, the Company acquired four properties for total consideration of $22.2 million.
●	During the year ended December 31, 2023, the Company completed 74 property dispositions for approximately $195.5 million in aggregate consideration, including $11.8 million in seller financing, and total gain on sale of $36.1 million. In addition, the Company deferred a net gain on sale of $2.1 million in connection with dispositions of certain properties with seller financing.

Balance Sheet

●	The Company had total debt outstanding of $363.1 million at December 31, 2023, or 38% of net real estate value, compared to total debt outstanding of $439.5 million at December 31, 2022, or 40% of net real estate value.
●	At December 31, 2023, the Company had access to liquidity of $206.6 million, consisting of $5.5 million in cash and $201.1 million in undrawn availability under its credit facilities compared to cash of $7.7 million and $169.0 million in undrawn availability under its credit facilities at December 31, 2022.
●	During the year ended December 31, 2023, the Company repurchased 6,551,087 shares of its common stock at a weighted average price of $11.00 per share.
●	In December 2023, the Company declared a one-time special dividend of $0.21 per share of common stock and Class A Common OP Unit which was paid in January 2024;
●	As of February 23, 2024, the Company had 49,231,777 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and Class A Common OP unit.  The dividends are payable on April 15, 2024, to stockholders and common unit holders of record on April 1, 2024.

2023 Earnings Guidance and Supplemental Package

For 2024 earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on February 29, 2024, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-888-596-4144 and using the conference ID 9397607. The conference call will also be available via a live listen-only webcast that can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until March 10, 2024, by dialing 1-800-770-2030 and using the playback ID 9397607. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of December 31, 2023, the Company owns and/or manages approximately 171,100 acres in 16 states, including Arkansas, California, Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Oklahoma, South Carolina and Texas. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company has approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the on-going war in Ukraine and its impact on the world agriculture market, world food supply, the farm economy, and our tenants’ businesses; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2023 and 2022

(in thousands)

	December 31,	December 31,
	2023	2022
ASSETS
Land, at cost	$869,848	$980,521
Grain facilities	12,222	11,349
Groundwater	11,472	17,682
Irrigation improvements	41,988	50,097
Drainage improvements	10,315	12,543
Permanent plantings	39,620	50,394
Other	4,696	6,967
Construction in progress	4,453	14,810
Real estate, at cost	994,614	1,144,363
Less accumulated depreciation	(33,083)	(38,447)
Total real estate, net	961,531	1,105,916
Deposits	426	148
Cash and cash equivalents	5,489	7,654
Assets held for sale	28	33
Loans and financing receivables, net	31,020	21,921
Right of use asset	399	325
Deferred offering costs	—	63
Accounts receivable, net	7,743	7,055
Derivative asset	1,707	2,084
Inventory	2,335	2,808
Equity method investments	4,136	4,185
Intangible assets, net	2,035	2,055
Goodwill	2,706	2,706
Prepaid and other assets	2,447	3,196
TOTAL ASSETS	$1,022,002	$1,160,149

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$360,859	$436,875
Lease liability	399	325
Dividends payable	13,286	3,333
Accrued interest	4,747	4,135
Accrued property taxes	1,898	2,008
Deferred revenue	2,149	44
Accrued expenses	7,854	9,215
Total liabilities	391,192	455,935

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	101,970	110,210

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 48,002,716 shares issued and outstanding at December 31, 2023, and 54,318,312 shares issued and outstanding at December 31, 2022	466	531
Additional paid in capital	577,253	647,346
Retained earnings	31,411	3,567
Cumulative dividends	(95,939)	(73,964)
Other comprehensive income	2,691	3,306
Non-controlling interests in operating partnership	12,958	13,218
Total equity	528,840	594,004

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,022,002	$1,160,149

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Years Ended December 31, 2023 and 2022

(in thousands except per share amounts)

	For the Years Ended
	December 31,
	2023	2022
OPERATING REVENUES:
Rental income	$49,185	$48,879
Crop sales	2,257	5,372
Other revenue	6,024	6,959
Total operating revenues	57,466	61,210

OPERATING EXPENSES
Depreciation, depletion and amortization	7,499	6,960
Property operating expenses	8,660	8,190
Cost of goods sold	4,754	5,966
Acquisition and due diligence costs	17	111
General and administrative expenses	11,274	12,005
Legal and accounting	1,279	2,874
Impairment of assets	5,840	—
Other operating expenses	144	130
Total operating expenses	39,467	36,236

OTHER (INCOME) EXPENSE:
Other (income)	(39)	(663)
(Income) from equity method investment	(1)	(52)
(Gain) on disposition of assets, net	(36,133)	(2,641)
Interest expense	22,657	16,143
Total other expense	(13,516)	12,787

Net income before income tax (benefit) expense	31,515	12,187

Income tax (benefit) expense	(166)	227

NET INCOME	31,681	11,960

Net (income) attributable to non-controlling interests in operating partnership	(768)	(286)

Net income attributable to the Company	30,913	11,674

Nonforfeitable distributions allocated to unvested restricted shares	(157)	(63)
Distributions on Series A Preferred Units	(2,970)	(3,210)

Net income available to common stockholders of Farmland Partners Inc.	$27,786	$8,401

Basic and diluted per common share data:
Basic net income available to common stockholders	$0.55	$0.16
Diluted net income available to common stockholders	$0.53	$0.16
Basic weighted average common shares outstanding	50,243	50,953
Diluted weighted average common shares outstanding	58,292	50,953
Dividends declared per common share	$0.24	$0.23

Please note: a presentation change to the consolidated statements of operations now groups tenant reimbursement into rental income. Please see “Note 2—Revenue Recognition” of the Annual Report on Form 10-K for the year ended December 31, 2023, when filed, for the detailed components of rental income.

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2023 and 2022

	For the years ended December 31,
(in thousands except per share amounts)	2023	2022
Net income	$31,681	$11,960
(Gain) on disposition of assets, net	(36,133)	(2,641)
Depreciation, depletion and amortization	7,499	6,960
Impairment of assets	5,840	—
FFO	$8,887	$16,279

Stock-based compensation and incentive	2,008	1,999
Deferred impact of interest rate swap terminations	198	582
Real estate related acquisition and due diligence costs	17	111
Distributions on Preferred units and stock	(2,970)	(3,210)
AFFO	$8,140	$15,761

AFFO per diluted weighted average share data:

AFFO weighted average common shares	51,810	52,531

Net income available to common stockholders of Farmland Partners Inc.	$0.55	$0.16
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.08	0.08
Depreciation, depletion and amortization	0.14	0.13
Impairment of assets	0.11	0.00
Stock-based compensation and incentive	0.04	0.04
(Gain) on disposition of assets, net	(0.70)	(0.05)
Distributions on Preferred units and stock	(0.06)	(0.06)
AFFO per diluted weighted average share	$0.16	$0.30

	For the years ended December 31,
(in thousands)	2023	2022
Net income	$31,681	$11,960
Interest expense	22,657	16,143
Income tax (benefit) expense	(166)	227
Depreciation, depletion and amortization	7,499	6,960
Impairment of assets	5,840	—
(Gain) on disposition of assets, net	(36,133)	(2,641)
EBITDAre	$31,378	$32,649

Stock-based compensation and incentive	2,008	1,999
Real estate related acquisition and due diligence costs	17	111
Adjusted EBITDAre	$33,403	$34,759

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2023 and 2022

	For the years ended December 31,
($ in thousands)	2023	2022
OPERATING REVENUES:
Rental income	$49,185	$48,879
Crop sales	2,257	5,372
Other revenue	6,024	6,959
Total operating revenues	57,466	61,210

Property operating expenses	8,660	8,190
Cost of goods sold	4,754	5,966
NOI	44,052	47,054

Depreciation, depletion and amortization	7,499	6,960
Acquisition and due diligence costs	17	111
General and administrative expenses	11,274	12,005
Legal and accounting	1,279	2,874
Impairment of assets	5,840	—
Other operating expenses	144	130
Other (income)	(39)	(663)
(Income) from equity method investment	(1)	(52)
(Gain) loss on disposition of assets, net	(36,133)	(2,641)
Interest expense	22,657	16,143
Income tax (benefit) expense	(166)	227
NET INCOME	$31,681	$11,960

Please note: a presentation change to the consolidated statements of operations now groups tenant reimbursement into rental income. Please see “Note 2—Revenue Recognition” of the Annual Report on Form 10-K for the year ended December 31, 2023, when filed, for the detailed components of rental income.

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, and distributions on the Company’s preferred units.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.